Exhibit 99.1

IMPORTANT INFORMATION FOR EMPLOYEES CONCERNING THE PUT

Set forth below are a series of questions and answers designed to help Theravance employees understand in more detail how the put will work.  If you have other questions that are not addressed here, please feel free to call Heather Shane or Brad Shafer.

Summary of the Put

GSK’s decision not to exercise the call triggers the put right for Theravance stockholders during the Put Period (defined below). The put right allows each person who holds Theravance stock or vested and exercisable employee stock options to require Theravance to redeem up to 50% of his/her shares of outstanding common stock that are fully vested, at a price of $19.375 per share (the “Put Price”) with funds provided by GlaxoSmithKline plc (“GSK”).  The period during which these shares can be put will begin on August 1, 2007 and will end on September 12, 2007, unless properly extended (the “Put Period”).  Only shares of stock (as opposed to stock options) can be submitted for the Put Price, so if you wish to put any shares underlying your vested stock options, you must first exercise them (see Question # 3 below for details).  Each stockholder decides for her- or himself whether to put shares, and how many shares (up to a maximum of 50%) to put.

Stockholders and holders of vested and exercisable employee stock options will have the put right during the Put Period, and Theravance and GSK are preparing the required documents to provide you with this right, only because it is required by Theravance’s Restated Certificate of Incorporation and its Governance Agreement with GSK and its affiliates.  On July 10, 2007, the reported closing price of Theravance common stock on The Nasdaq Global Market was $31.39.  You are urged to obtain a current market quotation for Theravance common stock before you make your decision whether or not to exercise the put right during the Put Period.

Exactly which shares of common stock and which stock options are subject to the put?

The following are subject to the put:

(i)                                   Any shares of common stock that have been purchased on the open market since the date of Theravance’s initial public offering on October 5, 2004 (“IPO”);

(ii)                                Any shares of common stock purchased under Theravance’s Employee Stock Purchase Plan (“ESPP”);

(iii)                             Any shares of common stock that have been purchased upon exercise of a stock option and which are fully vested as of the last day of the Put Period;

(For example, before the IPO, stock options could be exercised before they were vested.  If you exercised a stock option before the IPO that was not fully vested, you may put only up to 50% of the shares that are vested as of the last day of the Put Period.)

(iv)                            Any shares of common stock that are vested and issuable as of the last day of the Put Period pursuant to an unexercised stock option granted prior to the IPO, except as set forth below.

The following are not subject to the put:

(i)                                   Any shares of common stock that are issuable upon exercise of a stock option granted under Theravance’s 2004 Equity Incentive Plan (“2004 Plan”).  It is important to remember that all employee stock options that have been granted since Theravance’s IPO have been granted under the 2004 Plan.  These stock options do not vest at all until the day after the last day of the Put Period, which we currently expect will be September 13, 2007.  Accordingly, none of these stock options cover shares that can be the put.

(ii)                                Any shares of common stock that are issuable upon exercise of stock options granted to officers of Theravance in March 2004.

(iii)                             Any shares of common stock that are issuable upon exercise of stock options granted to members of the Board of Directors of Theravance in April 2004.

(iv)                            Any shares of common stock that are issuable upon exercise of stock options granted to employees on October 4, 2004.

(v)                               Any shares of common stock subject to stock options granted prior to the IPO that are not yet vested on the last day of the Put Period.

Your E*Trade account statement provides you with current information about which of your stock options are vested and which are not.

1.             How do I put my shares?

All holders of common stock will be sent a “Put Notification” and a “letter of transmittal” by The Bank of New York Mellon (“BNY Mellon”) at the beginning of the Put Period which will allow them to instruct Theravance as to how many shares they choose to have redeemed, if any, pursuant to the exercise of the put right.  Any stockholder who desires to put any of his or her shares must complete and return the letter of transmittal together with all of his or her stock certificates to BNY Mellon during the period between August 1, 2007 and September 12, 2007 (the “Put Period”), but no later than 5:00 pm Eastern Daylight Time on September 12, 2007. (The expiration time for the exercise of the Put Right may be extended under certain circumstances.)

It is important to note that the shares that a stockholder puts will be redeemed on a certificate-by-certificate basis; this is why each stockholder must send in all of his or her stock certificates (if they are in physical, certificated form) in order to put any shares.  BNY Mellon will then cancel the stock certificates in exchange for a cash payment of $19.375 per share for the shares that are being put, and will issue to the stockholder a Direct Registration Transaction Advice for the balance of the shares that are not being put.  The Direct Registration Transaction Advice represents shares held in a stockholder’s name and tracked electronically (in book-entry form) on Theravance’s records, which are maintained by BNY Mellon as its transfer agent.  Theravance has initiated Direct Registration with BNY Mellon effective September 13, 2007.  BNY Mellon will send additional information about Direct Registration to all stockholders of record, but briefly, holding your shares in the Direct Registration System relieves you from the responsibility of keeping track of physical stock certificates, while retaining full ownership of your shares, including voting rights and all other privileges of being a stockholder.

As an example, Jane Doe holds a total of two physical Theravance stock certificates, both registered in the name of “Jane Doe” as follows:

Certificate # 1:  259 shares

Certificate # 2:  11,574 shares

If, after the Put Period begins on August 1, 2007, Jane Doe wished to exercise the put right with the maximum number of shares possible, Jane would deliver both stock certificates, along with the letter of transmittal that she will receive from BNY Mellon during the Put Period, to BNY Mellon before the end of the Put Period (September 12, 2007).  Shortly after the end of the Put Period, BNY Mellon would cancel both stock certificates and issue to Jane Doe:  $114,622.50 (less any  withholding taxes if applicable), and a Direct Registration Transaction Advice representing 5,917 shares of Theravance common stock.

The $114,622.50 figure was obtained by adding up the two stock certificates (259 + 11,574 = 11,833), dividing that number by 2 (5,916.5), rounding that number down to a whole number because fractional shares cannot be put (5,916) and multiplying that number by $19.375 = $114,622.50.

The number of shares issued to Jane Doe was obtained by subtracting the number of shares that Jane Doe put (5,916) from the aggregate number of shares that Jane Doe originally held and delivered to BNY Mellon (11,833) = 5,917.

You may withdraw your exercise of the put right during the Put Period by delivering notice of your withdrawal to BNY Mellon.  To be an effective withdrawal, your withdrawal notice must include the name in which the shares of common stock are registered and the number of shares of common stock for which the exercise of the put is being withdrawn, and BNY Mellon must receive the notice no later than 5:00 p.m. Eastern Daylight Time on September 12, 2007.

2.             What happens if I hold my stock in “book” or “electronic” form at my brokerage rather than in the form of an actual, physical stock certificate?

If you do not have physical certificates, but rather hold your shares in “book” or “electronic” form at E*Trade or another brokerage, then you should submit to the brokerage your completed letter of transmittal reflecting the number of shares that you elect to put, and your brokerage will submit to BNY Mellon two times (2X) the number of shares you wish to put.  The shares that you wish to put will be cancelled and, shortly after the Put Period, BNY Mellon will send to your brokerage account cash equal to $19.375 per share multiplied by the number of shares that you put, as well as the balance of the shares which were not put.

If your shares are held at E*Trade, you should fax the completed letter of transmittal to:

(703) 245-3294 Attn: C494452, and then mail it to:

E*Trade Financial Services

c/o Corporate Support: Attn: Joe Reiss

Harborside Financial Center

501 Plaza 2 – Exchange Place 5th Floor

Jersey City, NJ 07311

3.             How do I put my unexercised stock options that cover puttable shares?

You cannot put an unexercised stock option. Rather, you must hold shares in order to have the right to put such shares.  Therefore, you must exercise two times (2X) as many vested stock option shares as you wish to put no later than September 3, 2007.  The shares that you want to put must be received by BNY Mellon no later than 5:00 pm Eastern Daylight Time on the last day of the Put Period (September 12, 2007) in order to receive the Put Price for those shares and either a Direct Registration Transaction Advice, if you submitted physical stock certificates, or a book-entry transfer to your brokerage account, if you submitted electronic shares, reflecting the balance of the shares which were not put.  The maximum number of shares that you can put is 50% of your shares (including shares issuable upon exercise of vested options) as of the end of the Put Period.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND MAILED TO STOCKHOLDERS.

This communication is for informational purposes only and is not an offer to purchase nor a solicitation of an offer to sell any shares of Theravance’s common stock.  Definitive offering and related documents, in the form of tender offer documentation, will be filed with the Securities and Exchange Commission (SEC) and distributed to holders of Theravance common stock in connection with the commencement of the Put Period, which will not begin until August 1, 2007.  These documents will contain important information including a notice of put right containing the terms of the put right and the prescribed manner for exercising such right.  Holders of Theravance common stock should review these documents carefully when they become available.  These documents will be available free of charge at the SEC’s website at www.sec.gov and will also be available upon request, free of charge, by contacting Theravance Investor Relations at 650 808-4100.

Illustrative Put Timeline

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND MAILED TO STOCKHOLDERS.  This communication is for informational purposes only and is not an offer to purchase nor a solicitation of an offer to sell any shares of Theravance’s common stock.  Definitive offering and related documents, in the form of tender offer documentation, will be filed with the SEC and distributed to holders of Theravance common stock in connection with the commencement of the Put Period.  These documents will contain important information including a notice of put right containing the terms of the put right and the prescribed manner for exercising such right.  Holders of Theravance common stock should review these documents carefully when they become available.  These documents will be available free of charge at the SEC’s website at www.sec.gov and will also be available upon request, free of charge, by contacting Theravance Investor Relations at 650 808-4100.